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                                                                     Exhibit 5.2


                                 [Letterhead of
                          CRAVATH, SWAINE & MOORE LLP]


                                                                December 2, 2004



                       Rogers Wireless Inc. Exchange Offer
             Cdn$460,000,000 7.625% Senior (Secured) Notes Due 2011
          US$550,000,000 Floating Rate Senior (Secured) Notes Due 2010
              US$470,000,000 7.25% Senior (Secured) Notes Due 2012
              US$550,000,000 7.50% Senior (Secured) Notes Due 2015
             US$400,000,000 8.00% Senior Subordinated Notes Due 2012

Ladies and Gentlemen:

                  We have acted as U.S. counsel for Rogers Wireless Inc., a company organized under the laws of Canada (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form F-4 (the "Registration Statement") on the date hereof under the Securities Act of 1933, as amended, relating to the proposed issuance by the Company of up to Cdn$460,000,000 aggregate principal amount 7.625% Senior (Secured) Notes Due 2011, up to US$550,000,000 aggregate principal amount Floating Rate Senior (Secured) Notes Due 2010, up to US$470,000,000 aggregate principal amount 7.25% Senior (Secured) Notes Due 2012, up to US$550,000,000 aggregate principal amount 7.50% Senior (Secured) Notes Due 2015 and up to US$400,000,000 aggregate principal amount 8.00% Senior Subordinated Notes Due 2012 (collectively, the "New Notes") in exchange for like amounts of the Company's existing 7.625% Senior (Secured) Notes Due 2011, Floating Rate Senior (Secured) Notes Due 2010, 7.25% Senior (Secured) Notes Due 2012, 7.50% Senior (Secured) Notes Due 2015 and 8.00% Senior Subordinated Notes Due 2012, respectively. Each series of New Notes is to be issued pursuant to a separate Indenture relating to such series of New Notes (collectively, the "Indentures"), each dated as of November 30, 2004, between the Company and JPMorgan Chase Bank, N.A., as trustee (the "Trustee").

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other
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instruments as we have deemed necessary for the purposes of this opinion, including the Indentures and the Registration Statement.

                  Based on the foregoing, we are of opinion that, provided that each of the Indentures has been duly authorized, executed and delivered by the Company and the Trustee, when (i) the New Notes of each series are duly authorized, executed and delivered on behalf of the Company in accordance with the applicable Indenture and (ii) such New Notes are duly authenticated by the Trustee pursuant to the terms of the applicable Indenture, such New Notes will constitute valid and binding obligations of the Company (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

                  We are members of the bar of the State of New York and do not express any opinion herein as to any matters governed by any law other than the laws of the State of New York and the Federal laws of the United States of America. Insofar as the opinion expressed herein relates to or depends upon matters governed by the laws of Canada, we have relied upon the opinion of Torys LLP, Canadian counsel to the Company, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the use of our name under the captions (i) "Income Tax Consequences - U.S. Federal Income Tax Consequences" and (ii) "Legal Matters" in the prospectus constituting a part of the Registration Statement.


                                                Very truly yours,

                                                /s/ Cravath, Swaine & Moore LLP
                                                -------------------------------


Rogers Wireless Inc.
     One Mount Pleasant Road, 16th Floor
         Toronto, Ontario M4Y 2Y5
                  Canada


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